Exhibit 99.1
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                                                                [LOGO OMITTED]
                                                                Maxcor Financial

FOR IMMEDIATE RELEASE
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       MAXCOR FINANCIAL ANNOUNCES FORMATION OF LEVERAGED FINANCE GROUP TO
                PROVIDE INVESTMENT BANKING AND TRADING SERVICES
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         NEW YORK, N.Y. -- April 18, 2002 -- Maxcor Financial Group Inc.
(Nasdaq: MAXF), through its broker-dealer subsidiary, Maxcor Financial Inc., is expanding its services to include investment banking and trading. This initiative is the next step in Maxcor Financial's growth plan and ongoing diversification strategy.

         The Leveraged Finance Group will participate in all aspects of leveraged finance, including high yield private placements and public underwritings, sales, trading, research and other related capital market activities. It will also provide financial advisory services such as merger and acquisition and restructuring advice.

         Heading up Maxcor's new leveraged finance group are MARIO A. MONELLO, JOSEPH BENCIVENGA, RALPH DELLACAMERA and NEIL WIESENBERG. Mr. Monello was formerly a managing director at CIBC World Markets, in charge of leveraged finance distribution. He also held positions as president of The Argosy Securities Group and managing director and partner at Lehman Brothers, responsible for the firm's high yield effort. Mr. Bencivenga, also a securities industry veteran, was formerly a managing director at Barclays Capital overseeing the firm's global high yield activities. Prior to this, he held several positions including co-head of fixed-income research at Salomon Brothers and Drexel Burnham. Mr. DellaCamera, formerly head trader and global risk manager for Elliott Associates L.P., adds his experience as a trader and asset manager. Mr. Wiesenberg, who was previously a managing director at CIBC World Markets responsible for the origination and execution of leveraged financings including buyouts, growth financings and restructuring transactions, will focus on servicing the firm's investment banking clients.

         Said Gilbert D. Scharf, Chairman and CEO of Maxcor Financial Group, "Today's markets offer an excellent opportunity for Maxcor to introduce a market-tested leveraged finance team capable of providing personalized attention, technical expertise, and, most importantly, conflict-free advice, all to the highest standard of client service. We are delighted to have assembled this talented group of professionals to drive the effort forward."

         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm. Tradesoft Technologies, Inc. (www.tradesoft.com) is the Company's software and technology arm, specializing in the development and licensing of electronic trading platforms. Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London, and Tokyo.

         For further information, please contact:

         Michelle Jordan (media)               Neal Thomas (Maxcor)
         714 435 0678; 949 632 7848 (cell)     212 778 5711; 732 239 8179 (cell)
         jordanllc@earthlink.net               nthomas@maxf.com
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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe the Company's current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond the control of the Company. Actual results or performance could differ materially from that expected by the Company. Uncertainties include factors such as market and economic conditions, the ability of the New York financial community, in general, and the Company, specifically, to recover from the World Trade Center terrorist attacks, the effects of any additional terrorist acts and governments' military and other responses to them, the scope of recoveries from insurers, the success of technology development and deployment, the status of relationships with employees, clients, business partners, vendors and clearing firms, possible third-party litigations or other unanticipated contingencies, the actions of competitors, and government regulatory changes. Reference is made to the "Cautionary Statements" section of the Company's 2001 Annual Report on Form 10-K and to the Company's subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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